UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/28/2009

Hawker Beechcraft Acquisition Company, LLC
(Exact name of registrant as specified in its charter)

Commission File Number:  333-147828

Delaware	71-1018770
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10511 East Central
Wichita, Kansas 67206
(Address of principal executive offices, including zip code)

316-676-7111
(Registrant’s telephone number, including area code)

Raytheon Aircraft Acquisition Company LLC
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

"PIK" Interest Election

    Hawker Beechcraft Acquisition Company, LLC, a Delaware limited liability company (the "Issuer") and Hawker Beechcraft Notes Company, a Delaware corporation (the "Co-Issuer" and, together with the Issuer, the "Company"), may, at the Company's option, elect for any interest payment period prior to April 1, 2011, to use the payment-in-kind ("PIK") feature of its outstanding 8.875%/9.625% Senior PIK Election Notes due 2015 (the "PIK Notes") in lieu of making cash interest payments. The Company is electing to pay PIK interest for the interest period ending on March 31, 2010 as a prudent method to enhance liquidity in the first half of next year. The Company will evaluate this option prior to the beginning of each eligible interest period, taking into account market conditions and other relevant factors at that time.

    In connection with this election, on September 28, 2009, the Company delivered notice to Deutsche Bank National Trust Company, in its capacity as Trustee under the Indenture governing the PIK Notes, that, with respect to the interest that will be due on such notes on the April 1, 2010 interest payment date, the Company will make such interest payment by paying in kind at the PIK interest rate of 9.625% instead of paying interest in cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hawker Beechcraft Acquisition Company, LLC

Date: September 28, 2009	By:	/s/ Sidney E. Anderson
Sidney E. Anderson
Vice President and Chief Financial Officer